Exhibit 10.28

FIRST COMMUNITY CORPORATION

2021 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT FOR EMPLOYEES

THIS AGREEMENT (“Agreement”) is entered into as of this [Insert Date day of Month Year] (the “Grant Date”), between First Community Corporation, a South Carolina corporation (“Company”) and [Insert Employee Name] (“Grantee”).

Background:

A.           On March 16, 2021, the Board of Directors of the Company adopted the First Community Corporation 2021 Omnibus Equity Incentive Plan (the “Plan”), and on May 19, 2021, the Company’s shareholders approved the Plan at the Company’s 2021 Annual Meeting of Shareholders.

B.            The Committee of the Company’s Board of Directors duly approved the grant of restricted shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), to the Grantee on the terms described in this Agreement, and in consideration of the issuance of such restricted shares, the Grantee intends to remain in the employ of the Company and its Subsidiaries.

NOW, THEREFORE, as an employment incentive and to encourage stock ownership by employees of the Company and its Subsidiaries, and also in consideration of the premises and the mutual covenants contained herein, the Company and the Grantee agree as follows.

1.	RESTRICTED STOCK.
1.1	Grant of Restricted Stock.

(a)          The Company hereby grants to the Grantee [X] shares of Common Stock (the “Restricted Stock”), subject to the restrictions described in Paragraph 1.2 of this Agreement. As the restrictions set forth in Paragraph 1.2 of this Agreement lapse in accordance with the terms of this Agreement as to all or a portion of the Restricted Stock, such shares shall no longer be considered Restricted Stock for purposes of this Agreement.

(b)          The Company hereby directs that a stock certificate or certificates representing the shares of the Restricted Stock shall be registered in the name of and issued to the Grantee or that book entries shall be made with respect thereto. Such stock certificate or certificates or book entries shall be subject to such stop-transfer orders and other restrictions as the Company may deem necessary or advisable under applicable federal and state securities laws, and the Company may cause legends to be placed on any such certificate or certificates to make appropriate reference to such restrictions.

(c)          The Company shall not be required to deliver any certificate for shares of Restricted Stock granted under this Plan until all of the following conditions have been fulfilled:

(i)	the admission of such shares to listing on all stock exchanges on which the Common Stock is then listed (if required);

(ii)	the completion of any registration or other qualification of such shares that the Company deems necessary or advisable under any federal or state law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body; and
(iii)	the obtaining of any approval or other clearance from any federal or state governmental agency or body that the Company determines to be necessary or advisable.
1.2	Restrictions.

(a)          The Grantee shall have all rights and privileges of a shareholder as to the Restricted Stock, including the right to vote, except that, subject to Paragraph 1.3 hereof, the following restrictions shall apply:

(i)	None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period (as defined below) applicable to such shares, except pursuant to rules adopted by the Company (if any); and
(ii)	Except as otherwise provided in this Agreement or the Plan, the Grantee shall, during the Restricted Period (defined below), have all of the other rights of a shareholder with respect to outstanding shares of unvested Restricted Stock awarded to the Grantee including, but not limited to, the right to vote (in person or by proxy) such shares at any meeting of shareholders of the Company.

(b)         Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.

1.3	Restricted Period.

(a)          Unless this Subparagraph 1.3(a) is crossed out and initialed and other substitute provisions are added and initialed in the blank space on the following page, the restrictions set forth in Paragraph 1.2 shall apply to the shares of Restricted Stock as follows:

(i)	The restricted shares will fully vest as of 12:01 AM on [Insert Month Day, Year] (3 years from the Grant Date);
(ii)	The Grantee shall not receive any cash dividends in respect of Restricted Stock with a record date prior to the vesting date of such restricted shares;
(iii)	If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (other than (x) death, Permanent and Total Disability or Retirement, and in each such event the vesting will be accelerated and all unvested shares of Restricted Stock that have not been previously forfeited shall be fully vested as of such event, or (y) as set forth in Subparagraph 1.3(c) with respect to a Change of Control) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company. “Retirement” means a voluntary termination of employment by the Grantee that occurs upon or after both (a) the Grantee’s attainment of age 65 and (b) when Grantee’s years of service to the Company and its Subsidiaries (such years of service determined in accordance with the rules for determining years of service under the Company’s 401(k) Plan) is at least 10.

Any date on which such restrictions lapse with respect to applicable shares of Restricted Stock being referred to in this Agreement as a “Restriction Termination Date,” with the period from issuance of the Restricted Stock to the Restriction Termination Date with respect to applicable shares of Restricted Stock being referred to in this Agreement as a “Restricted Period.” Any periods of leave without pay taken by the Grantee prior to an applicable Restriction Termination Date shall not be treated as credited service for purposes of vesting the stock, and the applicable Restricted Period shall be extended by the length of such periods of leave unless the Company, in its sole discretion, finds that a waiver of the extension would be in the best interests of the Company.

(b)          Notwithstanding Paragraph 1.2, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to the Restricted Stock.

(c)          If a Change of Control occurs after the Grant Date and prior to the Grantee’s termination of employment with the Company and its Subsidiaries, then Article XI of the Plan shall apply to all unvested shares of Restricted Stock that have not been previously forfeited. Pursuant to Section 11.3 of the Plan, with respect to any Replacement Award (and provided that a Replacement Award may take the form of a continuation of this Agreement) upon a Termination of Service of the Grantee by the Company (including the Company’s Subsidiaries and the Company’s and its Subsidiaries’ respective successors) other than for Cause or by the Grantee for Good Reason, in each case, within twenty-four (24) months following the Change of Control, the vesting will be accelerated and all unvested shares of Restricted Stock that have not been previously forfeited shall be fully vested as of such event. Any Replacement Award will be subject to the same terms and conditions as set forth under this Agreement and otherwise in the manner provided in Section 11.2 of the Plan.

If a Change of Control occurs after the Grant Date and if the Grantee is entitled under any agreement or arrangement to receive compensation that would constitute a parachute payment (including the acceleration of vesting of shares of Restricted Stock granted herein and any other equity award agreement with the Company) within the meaning of Code Section 280G, the acceleration of any vesting under this Section 1.3(c) shall be cancelled or other CIC Payments (as defined below) shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the Grantee that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (the “CIC Payments”) not to exceed 2.99 times the “base amount,” all within the meaning of Code Section 280G. Such cancellation of vesting or other reductions in CIC Payments shall be made, in all cases: (i) if and to the extent not already provided, accelerated, granted or paid, as applicable, on account of other CIC Payments prior to the date of such cancellation, (ii) only to the least extent necessary so that no portion of the CIC Payments after such cancellation or reduction thereof shall be subject to the excise tax imposed by Code Section 4999, and (iii) in a manner that results in the best economic benefit to the Grantee (in applying these principles, any cancellation of vesting or other reduction in CIC Payments shall be made in a manner consistent with the requirements of Section 409A of the Code, and where Tax Counsel (as defined below) determines that two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero). All determinations required to be made under this Section 1.3(c), and the assumptions to be utilized in arriving at such determinations, shall be made by “Tax Counsel” (which shall be a law firm, compensation consultant or accounting firm appointed by the Company) which shall provide its determinations and any supporting calculations to the Company within 10 business days of having made such determination. Tax Counsel shall consult with any compensation consultants, accounting firm and/or other legal counsel selected by the Company in determining which payments to, or for the benefit of, the Grantee are to be deemed to be CIC Payments. In connection with making determinations under this Section 1.3(c), Tax Counsel shall take into account, to the extent applicable, the value of any reasonable compensation for services to be rendered (or for refraining from performing services) by the Grantee before or after the Change of Control.

Notwithstanding the foregoing, if the Grantee is a party to an employment or other agreement with the Company, or is a participant in a severance program sponsored by the Company, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision) that apply to this Agreement, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to this Agreement.

1.4          Forfeiture. If the Grantee’s employment with the Company and its Subsidiaries shall terminate for any reason during the Restricted Period, then with respect to applicable shares of Restricted Stock, all rights of the Grantee to the then remaining Restricted Stock (and, if applicable, any stock dividends or other stock distributions with respect to such Restricted Stock) shall terminate and be forfeited (except as provided in Paragraph 1.3(a)(iii) or 1.3(c) or as otherwise determined by the Company pursuant to Paragraph 1.3(b)).

1.5         Withholding. Prior to the receipt of Restricted Stock under this Agreement, the Grantee shall make appropriate arrangements with the Company to provide for the amount of minimum tax withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Code and applicable state and local income and other tax laws. The Grantee may satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares of Common Stock from the Shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock. The Fair Market Value of any such Shares so withheld (and any such previously owned and unencumbered shares of Common Stock so delivered (surrendered) to the Company) may not exceed the Company’s maximum statutory withholding obligation or, if applicable, such lesser amount as may be necessary to avoid classification of this award as a liability for financial accounting purposes.

1.6          Conflicts with the Plan. The Grantee hereby agrees and acknowledges that the Restricted Stock and this Agreement shall be subject to the Plan, which is incorporated into this Agreement by reference in its entirety. To the extent the terms under this Agreement conflict with the terms of the Plan, the terms of the Plan shall control. Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

2.	NOTICES.

All notices or communications hereunder shall be in writing and addressed as follows:

To the Company:

First Community Corporation

5455 Sunset Blvd

Lexington, South Carolina 29072

Attn: Corporate Secretary

To the Grantee:

Last known address of the Grantee as appearing in the Grantee’s personnel records as maintained by the Company.

3.	ASSIGNMENT.

This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Grantee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Grantee except as permitted in the Plan.

4.	ENTIRE AGREEMENT; AMENDMENT; TERMINATION.

Except as provided in Section 1.6 with respect to the Plan, this Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings and agreements. Subject to the provisions of the Plan, this Agreement may be amended or terminated at any time by written agreement of the parties to or as provided herein. Notwithstanding the previous sentence, the Company reserves the right to amend the terms of this Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under any Company clawback or recoupment policy regarding incentive compensation (any such policy, including such a policy that may be adopted to address a specific situation before or after the situation occurs, a “clawback policy”) that is in effect as of the date of this Agreement or that may hereafter be adopted by the Company or the Committee and in effect at any time after the date of this Agreement, as and to the extent set forth in any such clawback policy, or “clawback” requirements under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act to which the Company may be subject. By accepting this Agreement, the Grantee agrees to return to the Company the full amount required by any such clawback policies or requirements that are or become applicable to the Grantee.

This Agreement (including the arrangements described herein) is intended to not constitute deferred arrangements and to be exempt from Section 409A of the Code, and this Agreement shall be construed and interpreted in a manner that is consistent with such intent. In the event the Agreement (or any portion thereof) is determined to be subject to Section 409A, then the Agreement (or such portion) shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from or comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

5.	GOVERNING LAW.

This Agreement and its validity, interpretation, performance and enforcement shall be governed by the substantive laws of the State of South Carolina without regard to any rules regarding conflict-of-law or choice-of-law.

6.	NO RIGHT TO CONTINUED EMPLOYMENT OR DIRECTORSHIP; EFFECT ON OTHER PLANS.

This Agreement shall not, of itself, confer upon the Grantee any right with respect to continuance of employment or directorship by the Company, nor shall it interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. Income realized by the Grantee pursuant to this Agreement shall not be included in the Grantee’s earnings for the purpose of any benefit plan of the entity in which the Grantee may be enrolled or for which the Grantee may become eligible unless otherwise specifically provided for in such plan.

7.            ACKNOWLEDGEMENTS. No waiver of any breach of any provision of this Agreement by the Company shall be construed to be a waiver of any succeeding breach or as a modification of such provision. All determinations by the Committee with respect to this Agreement, the Plan, the Restricted Stock or Replacement Awards, including, among other matters, with respect to the vesting, or the cancellation and forfeiture, of Restricted Stock under this Agreement, shall be final and binding on the Company and the Grantee.

8.            DATA PROTECTION. By accepting this Agreement (whether by electronic means or otherwise), the Grantee hereby consents to the holding and processing of personal data provided by him/her to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to, administering and maintaining Grantee records, providing information to any registrars, brokers or their party administrators of the Plan, or providing information to future purchasers of the Company or the business in which the Grantee works.

9.            COUNTERPART SIGNATURE PAGES. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.PDF), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

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IN WITNESS HEREOF, the Company and the Grantee have duly executed this Agreement, as of the date written on the first page of this Agreement.

FIRST COMMUNITY CORPORATION

By:
Name:	Michael C. Crapps
Title:	President and CEO

GRANTEE

Signature:
Name:
Title: